ULTIMISTICS, INC.
                        c/o 265 Sunrise Avenue, Suite 204
                            Palm Beach, Florida 33480
                                 (561) 832-5696

                                 PROXY STATEMENT

         This proxy statement is furnished by the Board of Directors of Ultimistics, Inc., a Delaware corporation (the "Company") in connection with its solicitation of proxies for use at a Special Meeting of Stockholders to be held on March 17, 1997 (the "Special Meeting") at the time and place set forth in the accompanying Notice of Special Meeting of Stockholders, or any postponements or adjournments thereof. Mailing of the proxy statement and the accompanying proxy card to stockholders will commence on or about February 28, 1997.

         Record holders of common stock, par value $.00001 per share (the "Common Stock"), at the close of business on February 21, 1997 (the "Record Date") are entitled to one vote for each share held on all matters to come before the Special Meeting. On the Record Date, 28,565,551 shares of Common Stock were outstanding and entitled to vote.

Voting

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given, and, in connection with any other business that may properly come before the Special Meeting, in the discretion of the persons named in the proxy. In voting by proxy, stockholders may vote in favor of the proposals or against the proposals or may abstain from voting. If no direction is given on a proxy, it will be voted for all proposals, including the proposal to change the state of incorporation of the Company from Delaware to Florida.

         A proxy delivered pursuant to this solicitation is revocable at any time prior to its exercise by giving written notice to the Secretary of the Company, by delivering a later dated proxy, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute revocation of a proxy.

         A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for transaction of business at the Special Meeting. Although Proposals 1 and 2 do not require shareholder vote for adoption of the Board of Directors resolution, the Board of Directors is requesting an advisory consensus from its shareholders. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of Proposals 1, 2 and 3. If you fail to return your card and are not otherwise present at the meeting, your vote will not be counted.

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                  WITHDRAWAL OF FORM 10 REGISTRATION UNDER THE
                             SECURITIES ACT OF 1934
                                  (Item No. 1)

         Companies that have more than 500 shareholders and assets in excess of $5,000,000 are required, pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), to register the equity securities held by such shareholders. In June, 1996, the Company filed a registration statement on Form 10 register, under the Exchange Act, the Company's Common Stock.

         Although the Company originally sought to register its Common Stock under the Exchange Act in order to comply with the foregoing requirements, the Company's registration statement on Form 10 has received substantial and extensive comments from the Staff of the Securities and Exchange Commission. In view of the foregoing and in view of the Board of Directors' concern that registering the Company's Common Stock under the Exchange Act may be premature in the Company's development, the Board of Directors has determined that it may be advisable to withdraw such registration statement when legally permitted to do so, thereby reducing the estimated expense of compliance, as well as limiting the anticipated future expenses of filing annual and periodical reports with respect to such Common Stock with the Securities and Exchange Commission. Although not required to do so, the Board of Directors is seeking the advice of its shareholders on the following resolution:

                  Withdrawing the Company's Form 10 registration of securities under Section 12(b) or 12(g) of the Exchange Act, currently on file with the Securities and Exchange Commission, at such time as it is legally authorized to do so.

Although the Board of Directors presently intends to withdraw such filing as soon as it is legally permissible to do so, it will consider the advice of its shareholders in determining whether to proceed with the proposal. The Board is not obligated to accept the consensus of its shareholders; however, your advisory comment is requested by the Company and its Board of Directors.

                     DE-LISTING OF THE COMPANY'S SECURITIES
                                  (Item No. 2)

         The Company's Common Stock is currently traded on the OTC Bulletin Board. In order to permit continued trading on the OTC Bulletin Board, the Company must periodically disseminate current financial and other information, as required by the rules and regulations adopted under the Exchange Act. Because the Company is in the development stage and because the Company's assets are not currently sufficient to qualify for trading on the NASDAQ, the Board of Directors believes that it may be advisable to reduce the expenses and efforts associated with maintaining continued listing of the Company's Common Stock on the OTC Bulletin Board until such time as the Company may qualify for listing of its equity securities on the NASDAQ, or until such time as the Company determines to re-qualify for OTC Bulletin Board listing.

         The Board of Directors believes that it may be in the best interest of the Company to delist its shares from trading because the advantages to the Company and its shareholders of the limited market that exists for the Company's Common Stock is not significant enough to justify the expense and burden associated with continued listing; therefore, the Board of Directors is requesting the advice of its shareholders with respect to the Board's resolution to:

                  de-list or otherwise suspend or terminate trading of the Company as soon as practicable, with authority granted to the Board of Directors and officers of the Company to list the Company's Common Stock for trading on an exchange at a later date or reestablish trading of such shares at a later date, at such time as the Board of Directors deems, in its discretion, it practicable to do so.

         Although the Board of Directors presently intends to proceed with the de-listing or suspension of the Company's Common Stock as soon as it is legally permissible and practicable to do so, it will consider the advice of its shareholders in determining whether and when to take action called for in the proposal. Although the Board is not obligated to obtain the vote of its shareholders to the contemplated action, your advice is requested by the Company and its Board of Directors.

             REINCORPORATION OF THE COMPANY FROM DELAWARE TO FLORIDA
                                  (Item No. 3)

General

         The Company's Board of Directors has unanimously approved, and for the reasons described below, unanimously recommends that the Company's stockholders approve the following resolution:

                  Directing the officers and directors of the Company to take any and all legal steps required to transfer the domicile of the Company from the State of Delaware to the State of Florida and re-locating the corporate offices of the Company to such location as the Board of Directors deems appropriate.

The proposal (the "Reincorporation Proposal") provides, among other things, for the change of the Company's state of incorporation from Delaware to Florida. This change of domicile (the "Reincorporation") will be accomplished through a merger of the Company into Ultimistics Merger Corporation, a Florida corporation ("UMC"). UMC is a recently formed, wholly-owned subsidiary of the Corporation. The Reincorporation will change the law applicable to the

Corporation's corporate affairs from Delaware to Florida law, and thus will result in some differences in stockholders' rights. The material differences are more fully discussed below.

         The Reincorporation will also mean that the Company's corporate affairs will be governed by the Articles of Incorporation and Bylaws of UMC, which are referred to herein as the "New Articles" and "New Bylaws", respectively. The New Articles and New Bylaws will be substantially the same as the Company's current Certificate of Incorporation (the "Present Charter") and Bylaws (the "Present Bylaws"). Copies of the New Articles and New Bylaws are available for inspection at the Company's offices. Copies of the Present Charter and the Present Bylaws are available for inspection at the office of the President of the Company at the address set forth on the cover page of this Proxy Statement, and copies will be sent to stockholders upon request.

Manner of Effecting Reincorporation

         The following summary does not purport to be a complete description of the Reincorporation Proposal and is qualified in its entirety by reference to the New Articles, the New Bylaws, and the proposed Agreement and Plan of Merger (the "Merger Agreement") between the Company and UMC, a copy of the form of which is available at the Company's offices.

         The proposed Reincorporation will be effected by merging the Company with and into UMC (the "Reincorporation Merger") pursuant to the terms of the Merger Agreement. At the Effective Time (as defined in the Merger Agreement), the separate corporate existence of the Company will cease. UMC will succeed to all the business, properties, assets, and liabilities of the Company and to the Company's name. At or shortly after the Effective Time, UMC's corporate name will be changed to "Ultimistics, Inc." The directors, officers, and employees of the Company will become the directors, officers, and employees of UMC. Shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time will, by virtue of the Reincorporation Merger, be converted into an equal number of the same class of fully paid and non-assessable shares of UMC's capital stock, par value $.00001 per share (the "UMC Shares"). The UMC Shares will have the same terms as shares of the same class of the Company's capital stock, subject to the differences arising by virtue of the differences between Delaware and Florida law.

         From and  after  the  Effective  Time,  each  holder  of a  certificate
representing   the  shares  of  capital   stock  of  the  Company  (a  "Delaware
Certificate") shall be deemed for all purposes to be the holder of the UMC Shares into which the shares represented by his or her Delaware Certificates have been converted. In addition, each holder of a Delaware Certificate outstanding immediately prior to the Effective Time shall receive upon surrender for cancellation of such Delaware Certificate a new certificate representing the same number and class of UMC Shares.

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
         After the Effective Time, each certificate representing shares of capital stock of the Company shall for all purposes be deemed to evidence the ownership of the same number and class of shares of UMC as are set forth in such certificate. After the Effective Time, each holder of an outstanding certificate representing shares of the Company's capital stock may surrender the same to the Company's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number and class of shares of UMC's capital stock as are represented by the certificate(s) of the Company surrendered to the Company's registrar and transfer agent.

         Approval of the Reincorporation Proposal will not result in any change in the name, business, management (except for relocation of the principal executive offices), capitalization, assets, or liabilities of the Company. The UMC Shares will continue to be traded without interruption on the OTC Bulletin Board. The Company's stock option plans will be continued by UMC and each outstanding option issued pursuant to such plans will be converted into an option to purchase the sane number of UMC Shares as the number of shares of Common Stock of the Company that are purchasable under each and such option immediately prior to the Effective Time, at the same option price per share and upon the same terms and subject to the same conditions as are in effect immediately prior to the Effective Time. The Company's other employee benefit plans and arrangements will also be continued by UMC upon the same terms and subject to the same conditions.

         It is anticipated that the Reincorporation Merger will become effective as soon as practicable following stockholder approval. However, the Merger Agreement provides that the Reincorporation Merger may be abandoned by the Board of Directors of the Company prior to the Effective Time, either before or after stockholder approval. In addition, the Merger Agreement may be amended prior to the Effective Time, either before or after stockholder approval, provided that the Merger Agreement may not be amended after stockholder approval if such amendment would (i) alter or change the number or kind of shares to be received by stockholders in the Reincorporation Merger, (ii) alter or change any term of the New Articles, or (iii) alter or change any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the stockholders of the Company. The Merger Agreement provides that the consummation of the Reincorporation Merger is subject to certain conditions, including the absence of pending or threatened litigation regarding the Reincorporation, and the receipt of all necessary consents from third parties with whom the Company has agreements.

         Appraisal rights will not be available to holders of the Company's Common Stock in connection with the Reincorporation Proposal.

Reasons for the Proposed Reincorporation

         Franchise  tax  savings  is  the  principal  reason  for  the  proposed
Reincorporation. Moreover, the Board of Directors believes that the Florida Business Corporation Act (the "Florida Act") will meet the Company's business needs, and that the Delaware General Corporation Law (the

"Delaware Act") does not offer corporate law advantages sufficient to warrant payment of the franchise tax burden that results from maintaining a Delaware domicile. The Florida Act is a comprehensive, modern and flexible statute based on the Revised Model Business Corporation Act. For the most part, it provides the flexibility in management of a corporation and in the conduct of various business transactions that is characteristic of the Delaware Act. See "Material Differences between Delaware and Florida Corporate Laws."

         Conversely, the Board of Directors has determined that there is a significant detriment to continuing to be incorporated under Delaware law. Delaware imposes an annual corporation franchise tax on all corporations incorporated under the laws of Delaware. Because the Company is a Delaware corporation, it has been required to pay the annual franchise tax to the State of Delaware. The Company believes that the cost of reincorporating in the State of Florida will be less than the cost of one year's assessment of the Delaware corporate franchise tax, and that the Company will realize a benefit by eliminating the corporate franchise tax expense for future years by incorporating in Florida. Florida does not impose a corporate franchise tax or similar tax.

Comparison of Stockholder Rights

         The Company is currently a Delaware corporation and is governed by the provisions of Delaware law. UMC is a Florida corporation and is governed by the provisions of Florida law. If the proposed Reincorporation is approved, the Company will be merged into UMC and UMC will continue to be governed by Florida law. Because the New Articles and New Bylaws will not differ materially from the Present Charter and the Present Bylaw, the principal differences between the rights of stockholders of the Company and the rights of stockholders of UMC will arise because of differences between Delaware law and Florida law. The following is a summary of certain material differences between the rights of stockholders of Delaware corporations and the rights of stockholders of Florida corporation:

         Proxy Requirements. Under Florida law, proxies are valid for an eleven-month period unless otherwise specified therein. Under Delaware law, proxies are valid for up to three years unless otherwise specified therein. In addition, Florida law specifies that, under certain circumstances, proxies from pledgers, purchasers, creditors, contract employees, and persons designated in a stockholders agreement are irrevocable. Under Delaware law, a proxy is irrevocable if it specifically states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support that power.

         Derivative Actions. Both Delaware law and Florida law permit stockholders to bring derivative actions on behalf of a corporation. Under
Florida law, however, a stockholder must obtain court approval if he or she wishes to settle or discontinue a derivative action. If the court finds that the derivative action was without reasonable cause, the court may require the plaintiff to pay the defendant's reasonable expenses.

         Control Share Act. Florida law regulates the voting of shares of certain Florida corporations by persons that acquire a large block of stock in those corporations. Florida law prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and
(iii) more than a majority of such voting power. Florida law allows the Board of Directors of a corporation to exclude an acquisition from the reach of the prohibition on the voting of shares acquired in a "control share acquisition." Delaware law does not contain similar control she acquisition provisions.

         Appraisal Rights. Both Delaware law and Florida law grant rights of dissent and appraisal, with certain exceptions, to stockholders of corporations that are parties to a merger or consolidation. However, Florida law extends the right of dissent and appraisal, again, with certain exceptions, to other corporate actions, such as (i) a sale or exchange of all or substantially all of the corporation's property other than in the ordinary course of business; (ii) the approval of a control share acquisition; (iii) certain amendments to the articles of incorporation; and (iv) a statutory share exchange.

         Director Exculpation. Florida law eliminates a director's monetary liability to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breaches or fails to perform his duties as a director and the breach or failure constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an assent to an unlawful declaration of dividends or distribution of corporate assets, or any unlawful purchase of the corporation's own shares, (iv) in any action by or in the right of the corporation or a stockholder, conscious disregard for the best interests of the corporation, or willful misconduct, or (v) in an action by any other person, recklessness, or an act or omission committed in bad faith, or with malicious purpose, or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The provisions of Florida law are self-implementing in that a corporation need not take any action to avail its directors of these protections.

                  Delaware law provides that a corporation may adopt a provision in its certificate of incorporation either limiting or eliminating the monetary liability of directors to the corporation or its stockholders for breach of their fiduciary duties as directors. Delaware law provides, however, that such provisions shall not limit or eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,

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
(iii) an unlawful declaration and payment of dividends or unlawful purchase or redemption of the corporation's stock, or (iv) any transaction from which the director derived an improper personal benefit. The Present Charter contains provision eliminating the personal liability of directors to the extent permitted by Delaware law.

         Declaration of Dividends. Delaware and Florida law differ concerning the sources from which dividends may be paid. Florida law permits dividends to be paid only from a corporation's surplus. Delaware law, however, allows dividends to be paid from a corporation's net profits or surplus. This difference becomes relevant if a corporation operates at a loss for several years and then begins to accumulate profits. In such a circumstance (disregarding the possible revaluation of assets or other creation of capital surplus), Florida law would not permit a dividend until earnings have eradicated any existing capital deficiency and a surplus exists. Delaware law, by allowing dividends from either surplus or net profits, would permit a dividend from net profits if the dividend does not itself exceed the net profits or impair the capital represented by preferred stock.

         The foregoing summary does not purport to be a complete statement of the rights of holders of the Company's capital stock and UMC Shares under, and is qualified in its entirety by reference to, the relevant provisions of Delaware law, Florida law, the New Articles and New Bylaws, and the Present Charter and Present Bylaws.

Federal Income Tax Consequences

         The Company has been advised by counsel that for federal income tax purposes, the Reincorporation Merger will constitute a reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended, and that the holders of capital stock of the Company will not recognize any gain or loss as a result of the Reincorporation Merger. For federal income tax purposes, each stockholder of the Company will retain the same tax basis in his or her UMC Shares as he or she had in the corresponding shares of capital stock of the Company held immediately prior to the Effective Time, and the holding period for the UMC Shares will include the period during which the stockholder held the corresponding capital stock of the Company, provided that such corresponding capital stock was held as a capital asset at the Effective Time.

         Although it is not expected that state or local income tax consequences will vary from the federal income tax consequences described above, stockholders should consult their own tax advisors as to the effect of the reorganization under state, local, or foreign income tax laws.

         The Company has also been advised by counsel that it will not recognize any gain, loss, or income for federal income tax purposes as a result of the Reincorporation Merger, and that UMC will succeed, without adjustment, to the tax attributes of the Company.

         The Board of Directors recommends that the stockholders vote FOR approval of the Reincorporation Proposal.

Vote Required; Board Recommendation

         The Board recommends a vote for Proposals 1, 2 and 3. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of Proposals 1, 2 and 3. If you fail to return your card and are not otherwise present at the meeting, your vote will not be counted.

         Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the aggregate number of outstanding shares of Common Stock of the Company. The Company, as the sole stockholder of UMC, has approved and adopted the Merger Agreement on behalf of UMC. A vote FOR the Reincorporation Proposal will constitute a vote in favor of approval of the Merger Agreement and the transactions contemplated thereby as well as approval of the New Articles and New Bylaws, and approval of the increase in authorized capital stock contained in the New Articles.

Principal Security Holders

         The following table sets forth certain information with respect to the only persons known by the Company to own beneficially in excess of five percent of the outstanding shares of Common Stock as of February 21, 1997:

                                                       Number           Percent
Name and Address of Beneficial Owner                   of Shares        of Class

Yves-Victor Uzan(1)                                   3,600,000(1)       12.60%
71 rue du FBT St. Honore
75008 Paris, France

Skyguards, S.A.(2)                                    5,780,000(2)       20.65%
15 boulevard Royal
1-2449 Luxembourg

Fode Diop                                             2,800,000           9.80%
P.O. Box 15870
Dakar-Fann
Senegal, West Africa

                  (1) Includes 1,200,000 shares legally held of record by each of Stephane Uzan, Yves-Victor Uzan's son, whose address is 24 rue de Chazelles 75017 Paris, France, and Yakimoto Investment Fund, on behalf of which Yves-Victor Uzan has signature authority, whose address is International Building, Bank Lane, Nassau, Bahamas. Mr. Uzan has advised the Company that he does not have any legal or beneficial ownership interest, directly or indirectly, in Yakimoto Investment Fund.

                  (2) Yves-Victor Uzan, the Company's president and director, has signature authority on behalf of Skyguards, S.A., a Luxembourg company. Mr. Uzan has advised the Company that he does not have any legal or beneficial ownership interest, directly or indirectly, in Skyguards, S.A., and that he does not beneficially own the shares of the Company's Common Stock owned by Skyguards, S.A.

                                OTHER INFORMATION

Expenses of Solicitation

         The cost of this solicitation will be borne by the Company. In addition to the use of the mail, regular employees of the Company may solicit proxies personally or by telephone or facsimile. The Company will reimburse brokers, banks, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock.

Other Business

         As of the date of this proxy statement, the Board of Directors knows of no business to be presented at the Special Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.


February 28, 1997.

                                ULTIMISTICS, INC.

                                                               February 28, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Ultimistics, Inc., to be held on March 17, 1997, at 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, commencing at 2:00 p.m., local time.

     The enclosed notice and proxy statement contain details concerning the business to be considered at the meeting. The Board of Directors of the Company recommends a vote "FOR" withdrawing the Company's Form 10 registration of securities under Section 12(b) or 12(g) of the Exchange Act currently on file with the Securities and Exchange Commission, at such time as it is legally authorized to do so; "FOR" de-listing or otherwise suspending or terminating trading of the Company as soon as practicable, with authority granted to the Board of Directors and officers of the Company to list the Company's common stock for trading on an exchange at a later date or re-establishing trading of such shares at a later date, at such time as the Board of Directors deems, in its discretion, it practicable to do so; and "FOR" directing the officers and directors of the Company to take any and all legal steps required to transfer the domicile of the Company from the State of Delaware to the State of Florida and re-locating the corporate offices of the Company to such location as the Board of Directors deems appropriate.

     We sincerely hope that you will be present at the Special Meeting. Whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card in the enclosed envelope to make sure that your shares will be represented at the meeting.


                                                              Very truly yours,

                                                           /s/Frederic G. Hassid

                                                              Frederic G. Hassid
                                                              President

                            SCHEDULE 14A INFORMATION

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                ULTIMISTICS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee:

[ ]*    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a -6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:
         (2)    Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)    Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

__________________________________

   *Previously paid at the time original preliminary proxy materials were filed.

                                ULTIMISTICS, INC.

                                      PROXY

                     SOLICITED BY MANAGEMENT OF THE COMPANY

     INSTRUMENT OF PROXY FOR THE SPECIAL MEETING OF ULTIMISTICS, INC. (the
      "Company") TO BE HELD ON MARCH 17, 1997. THIS PROXY IS SOLICITED ON
                    BEHALF OF THE MANAGEMENT OF THE COMPANY.

     The undersigned hereby appoints Frederic G. Hassid, President and director of Ultimistics, Inc. or any member of the Board of Directors, with power of substitution, to represent and vote on behalf of the undersigned all shares of common stock of Ultimistics, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, on the 17th day of March, 1997, at 2:00 p.m., and at any postponements or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals.

Without limiting the general powers hereby conferred, said Proxy holder is directed to vote, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1, 2, and 3:

1.       FOR ______                 AGAINST ______            ABSTAIN ______
the Resolution of the Board of Directors:

              Withdrawing the Company's Form 10 registration of securities under
              Section 12(b) or 12(g) of the Securities and Exchange Act of 1934 (the "Exchange Act"), currently on file with the Securities and Exchange Commission, at such time as it is legally authorized to do so.

2.       FOR ______        AGAINST ______            ABSTAIN ______
the Resolution of the Board of Directors:

              Delisting or otherwise suspending or terminating trading of the Company as soon as practicable, with authority granted to the Board of Directors and officers of the Company to list the Company's common stock for trading on an exchange at a later date or re-establishing trading of such shares at a later date, at such time as the Board of Directors deems, in its discretion, it practicable to do so.


3.       FOR ______        AGAINST ______            ABSTAIN ______
the Resolution of the Board of Directors:

              Directing the officers and directors of the Company to take any and all legal steps required to transfer the domicile of the Company from the State of Delaware to the State of Florida and re-locating the corporate offices of the Company to such location as the Board of Directors deems appropriate.

4.     Any and all other matters that may properly come before the meeting.
















                         PLEASE DATE AND SIGN ON REVERSE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER HEREBY APPOINTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS PROXY. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE RESOLUTION. WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS IN THE PROPOSAL SET OUT ABOVE, OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED BY THE PROXY HOLDER HEREBY APPOINTED IN THE PROXY HOLDER'S SOLE DISCRETION.

The undersigned hereby revokes any instrument of Proxy heretofore given with reference to the said Meeting or any adjournment thereof.

NOTES:

         1. A Proxy, to be valid, must be dated and signed by the member or his attorney authorized in writing, or, where the member is a corporation, by a duly authorized officer or attorney of the Company. If the Proxy is executed by an attorney for an individual member or by an officer or attorney of a corporate member not under its common seal, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.

         2. A Proxy, to be effective, must be deposited at the office of the Registrar and Transfer Agent of the Company, Interstate Transfer Company, Suite 260, 56 West 400 South, Salt Lake City, Utah 84101, before the close of business on the 14th day of March, 1997, or with the Chairman of the Meeting prior to the commencement of the Meeting.


Date: _____________________                  ___________________________________
                                             Signature of Member
                                             or Authorized Signatory

                                             ___________________________________
                                             Name (please print)

                                             ___________________________________
                                             Address

                                             ___________________________________

                                            Number of Shares: __________________